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                                                                    EXHIBIT 11.1

                               HEARTSTREAM, INC.
                       COMPUTATION OF NET LOSS PER SHARE
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                                                                        Three Months Ended                  Nine Months Ended
                                                                           September 30,                      September 30,
                                                               -------------------------------------   ----------------------------
                                                                        1997                1996           1997            1996
                                                               ----------------------   ------------   -------------   ------------
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Net loss....................................................             $(3,731,783)   $(3,388,642)   $(11,999,930)   $(8,259,163)
                                                                         -----------    -----------    ------------    -----------
Shares used in calculating historical net loss per share:
 Weighted average shares outstanding........................              11,776,024     11,530,046      11,731,464     10,308,602
 Net effect of preferred stock issued, after giving
  effect to the conversion into common stock, at
  less than the offering price during the 12 months
  prior to the Company's filing of its initial public
  offering, calculated using the treasury stock
  method at an offering price of $13 per share,
  and treated as outstanding for all periods prior
  to the closing date of the Company's initial public
  offering..................................................                      --             --              --        135,740
 Net effect of stock options granted or exercised at
  less than the offering price during the 12 months
  prior to the Company's filing of its initial public
  offering, calculated using the treasury stock
  method at an offering price of $13 per share,
  and treated as outstanding for all periods prior
  to the closing date of the Company's initial
  public offering...........................................                      --             --              --         50,062
                                                                         -----------    -----------     -----------    -----------
Shares used in computation of historical net loss
 per share..................................................              11,776,024     11,530,046      11,731,464     10,494,404
                                                                         -----------    -----------    ------------    -----------
Historical net loss per share...............................             $     (0.32)   $     (0.29)   $      (1.02)   $     (0.79)
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Net loss............................................................................................................   $(8,259,163)
                                                                                                                       -----------
Shares used in calculating pro forma net loss per share:
 Weighted average shares outstanding................................................................................    10,308,602
 Weighted average common shares giving effect to
  the conversion of preferred stock into common
  for all periods subsequent to issuance............................................................................       680,258
Net effect of stock options granted or exercised at
  less than the offering price during the 12 months
  prior to the Company's filing of its initial public
  offering, calculated using the treasury stock
  method at an offering price of $13 per share,
  and treated as outstanding for all periods prior
  to the closing date of the Company's initial
  public offering...................................................................................................        50,062
                                                                                                                       -----------
Shares used in computation of pro forma net loss
 per share..........................................................................................................    11,038,922
                                                                                                                       -----------
Pro forma net loss per share........................................................................................   $     (0.75)
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